Exhibit 99.1

ACM Research Reports Third Quarter 2023 Results

FREMONT, Calif., November 07, 2023 (Globe Newswire) – ACM Research, Inc. (“ACM”) (NASDAQ: ACMR), a leading supplier of wafer processing solutions for semiconductor and advanced wafer-level packaging applications, today reported financial results for its third quarter ended September 30, 2023.

“We delivered another solid quarter. Revenue grew 26% and shipments were a record $213 million, up 31%,” said ACM’s President and Chief Executive Officer, Dr. David Wang. “Our results demonstrate spending on mature nodes and market share gains at our customer base, together with more contribution from new products and new customers.”

Dr. Wang continued, “I am pleased with continued customer demand and execution by the ACM team as we continue on our mission to become a key supplier to major semiconductor manufacturers. We are encouraged by sustained investments in mature node capacity by our China-based customers and growing demand for our multi-product portfolio. We are making great progress with our increased efforts in Korea which we believe will result in better traction with major local customers, accelerate our product development, and provide production capacity to support the market opportunity for global customers.”

	Three Months Ended September 30,
	GAAP		Non-GAAP(1)
	2023	2022	2023	2022
	(dollars in thousands, except EPS)
Revenue	$168,569	$133,709	$168,569	$133,709
Gross margin	52.5%	49.3%	52.9%	49.4%
Income from operations	$33,173	$31,636	$43,754	$33,529
Net income attributable to ACM Research, Inc.	$25,679	$21,004	$37,579	$28,178
Basic EPS	$0.43	$0.35	$0.62	$0.47
Diluted EPS	$0.39	$0.32	$0.57	$0.42

	Nine Months Ended September 30,
	GAAP		Non-GAAP(1)
	2023	2022	2023	2022
	(dollars in thousands, except EPS)
Revenue	$387,402	$280,290	$387,402	$280,290
Gross margin	50.9%	46.3%	51.1%	46.4%
Income from operations	$72,465	$42,365	$87,131	$47,601
Net income attributable to ACM Research, Inc.	$59,649	$27,454	$78,743	$42,252
Basic EPS	$0.99	$0.46	$1.31	$0.71
Diluted EPS	$0.90	$0.41	$1.19	$0.64

(1)
Reconciliations to U.S. generally accepted accounting principles (“GAAP”) financial measures from non-GAAP financial measures are presented below under “Reconciliation of GAAP to Non-GAAP Financial Measures.” Non-GAAP financial measures exclude stock-based compensation and, with respect to net income (loss) attributable to ACM Research, Inc. and basic and diluted earnings per share, also exclude unrealized loss on short-term investments.

Outlook

ACM has updated and narrowed its revenue guidance range for fiscal year 2023 to $520 million to $540 million from the previous guidance range of $515 million to $585 million. This expectation is based on ACM management’s current assessment of the continuing impact from international trade policy together with various expected spending scenarios of key customers, supply chain constraints, and the timing of acceptances for first tools under evaluation in the field, among other factors.

Operating Highlights and Recent Announcements

•
Shipments. Total shipments in the third quarter of 2023 were $213 million, up 31% from the third quarter of 2022. Total shipments include deliveries for revenue in the quarter and deliveries of first tool systems awaiting customer acceptance for potential revenue in future quarters.

•
Receipt of Purchase Order for Backside Clean and Bevel Etch Tool from Large U.S. Manufacturer. ACM announced the receipt of a purchase order for its ULTRA C b backside clean and bevel etch tool from a major U.S. semiconductor manufacturer. The tool is expected to be shipped to the prospective customer’s U.S. facility in the second quarter of 2024.

•
Introduced Vacuum Cleaning Platform. ACM introduced the ULTRA C v Vacuum Cleaning Tool to meet the unique flux removal requirements for chiplets and other advanced 3D packaging structures. The new tool, which was developed in collaboration with several key customers, has demonstrated excellent process performance with no flux residual remaining post-clean. ACM also announced that it has received a purchase order from a major Chinese manufacturer for the tool, which it expects to deliver in the first quarter of 2024.

•
Dividend. ACM’s principal operating subsidiary, ACM Research (Shanghai), Inc. (“ACM Shanghai”) (SSEC:  688082.SS), paid a dividend to its stockholders of RMB 0.372 per share for an aggregate total of approximately RMB 161.3 million (approximately $22.2 million) in the third quarter of 2023.

•
Appointment of Ernst & Young Hua Ming LLP as Auditor for 2023. ACM announced that Ernst & Young Hua Ming LLP (“E&Y”) has been appointed as ACM’s independent registered public accounting firm to audit ACM’s consolidated financial statements and internal controls over financial reporting for the fiscal year ending December 31, 2023. The engagement of E&Y became effective on September 20, 2023.

Financial Summary

Unless otherwise noted, the following figures refer to the third quarter of 2023 and comparisons are with the third quarter of 2022.

•
Revenue was $168.6 million, up 26.1%, reflecting higher sales of single wafer cleaning, Tahoe and semi-critical cleaning equipment; electro-chemical plating (“ECP”) (front-end and packaging), furnace and other technologies; and advanced packaging (excluding ECP), services and spares.

•
Gross margin was 52.5%, up from 49.3%. Non-GAAP gross margin, which excludes stock-based compensation, was 52.9%, up from 49.4%. Gross margin exceeded the range of 40% to 45% reflected in ACM’s long-term business model. The increase in gross margin was due to a favorable product mix and improved gross margins for specific product lines. ACM expects gross margin to vary from period to period due to a variety of factors, such as product mix, currency impacts and sales volume.

•
Operating expenses were $55.3 million, an increase of 61.2%. Non-GAAP operating expenses, which exclude the effect of stock-based compensation, were $45.3 million, up 39.2%.  Operating expenses as a percent of revenue increased to 32.8% from 25.7%.  Non-GAAP operating expenses as a percent of revenue increased to 26.9% from 24.4%.

•	Operating income was $33.2 million, up from $31.6 million. Non-GAAP operating income, which excludes the effect of stock-based compensation, was $43.8 million, up from $33.5 million.

•
Unrealized loss on short-term investments was $1.3 million. The loss reflects the change in market value of the investments by ACM Shanghai in short-term investments. The value is marked-to-market quarterly and is excluded in the non-GAAP financial metrics.

•	Realized gain from sale of short-term investments was $0.7 million versus $1.1 million.

•
Income tax expense was $0.7 million versus $10.5 million. As a result of a change in Section 174 of the U.S. Internal Revenue Code of 1986, as amended, that became effective on January 1, 2022, ACM’s effective tax rate remains elevated, due primarily to the requirement to capitalize and amortize previously deductible research and experimental expenses.

•
Net income attributable to ACM Research, Inc. was $25.7 million, up from $21.0 million. Non-GAAP net income attributable to ACM Research, Inc., which excludes the effect of stock-based compensation and unrealized loss on short-term investments was $37.6 million, up from $28.2 million.

•
Net income per diluted share attributable to ACM Research, Inc. was $0.39, up from $0.32.  Non-GAAP net income per diluted share, which excludes the effect of stock-based compensation and unrealized loss on short-term investments, was $0.57, up from $0.42.

•
Cash and cash equivalents were $207.1 million at September 30, 2023, versus $257.4 million at June 30, 2023. Cash and cash equivalents, plus restricted cash and time deposits, were $326.5 million at September 30, 2023, versus $376.1 million at June 30, 2023.

Conference Call Details

A conference call to discuss results will be held on Tuesday, November 7, 2023, at 8:00 a.m. Eastern Time (9:00 p.m. China Time). To join the conference call via telephone, participants must use the following link to complete an online registration process. Upon registering, each participant will receive email instructions to access the conference call, including dial-in information and a PIN number allowing access to the conference call. This pre-registration process is designed by the operator to reduce delays due to operator congestion when accessing the live call.

Online Registration: https://register.vevent.com/register/BIdd16996d506148a59592532dd0c43fd0

Participants who have not pre-registered may join the webcast by accessing the link at ir.acmrcsh.com/events.

A live and archived webcast will be available on the Investors section of the ACM website at www.acmrcsh.com.

Use of Non-GAAP Financial Measures

ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc. and basic and diluted earnings per share as supplemental measures to GAAP financial measures regarding ACM’s operational performance. These supplemental measures exclude the impact of stock-based compensation, which ACM does not believe is indicative of its core operating results. In addition, non-GAAP net income attributable to ACM Research, Inc. and basic and diluted earnings per share exclude non-cash change in fair value of financial assets and liabilities and unrealized gain on short-term investments, which ACM also believes are not indicative of its core operating results. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below under “Reconciliation of GAAP to non-GAAP Financial Measures.”

ACM believes these non-GAAP financial measures are useful to investors in assessing its operating performance. ACM uses these financial measures internally to evaluate its operating performance and for planning and forecasting of future periods. Financial analysts may focus on and publish both historical results and future projections based on the non-GAAP financial measures. ACM also believes it is in the best interests of investors for ACM to provide this non-GAAP information.

While ACM believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with ACM’s consolidated financial statements prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements contained in this press release are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plans,” “expects,” “believes,” “anticipates,” “designed,” and similar words are intended to identify forward-looking statements.  Forward-looking statements are based on ACM management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements.  A description of certain of these risks, uncertainties and other matters can be found in filings ACM makes with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACM. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ACM undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

About ACM Research, Inc.

ACM develops, manufactures and sells semiconductor process equipment for single-wafer or batch wet cleaning, electroplating, stress-free polishing and thermal processes that are critical to advanced semiconductor device manufacturing, as well as wafer-level packaging. ACM is committed to delivering customized, high performance, cost-effective process solutions that semiconductor manufacturers can use in numerous manufacturing steps to improve productivity and product yield.

© ACM Research, Inc. The ACM Research logo and ULTRA C are trademarks of ACM Research, Inc. For convenience, these trademarks appears in this press release without ™ symbols, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to the trademarks.

For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group
Yujia Zhai
+1 (860) 214-0809
yujia@blueshirtgroup.com

In China:	The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.com

ACM RESEARCH, INC.
Condensed Consolidated Balance Sheets

	September 30, 2023	December 31, 2022
	(Unaudited)
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$207,101	$247,951
Restricted cash	560	500
Short-term time deposits	75,651	70,492
Short-term investment	21,844	20,209
Accounts receivable, net	248,477	182,936
Other receivables	36,126	29,617
Inventories, net	507,431	393,172
Advances to related party	1,164	3,322
Prepaid expenses	17,540	15,607
Total current assets	1,115,894	963,806
Property, plant and equipment, net	190,882	82,875
Land use right, net	8,299	8,692
Operating lease right-of-use assets, net	7,184	2,489
Intangible assets, net	2,163	1,255
Long-term time deposits	43,183	101,956
Deferred tax assets	16,486	6,703
Long-term investments	22,306	17,459
Other long-term assets	3,851	50,265
Total assets	$1,410,248	$1,235,500
Liabilities and Equity
Current liabilities:
Short-term borrowings	$33,911	$56,004
Current portion of long-term borrowings	6,717	2,322
Related party accounts payable	7,684	14,468
Accounts payable	136,675	101,735
Advances from customers	191,393	153,773
Deferred revenue	4,747	4,174
Income taxes payable	11,061	3,469
FIN-48 payable	6,487	6,686
Other payables and accrued expenses	80,400	52,201
Current portion of operating lease liability	2,876	1,382
Total current liabilities	481,951	396,214
Long-term borrowings	39,753	18,687
Long-term operating lease liability	4,308	1,107
Other long-term liabilities	6,106	7,321
Total liabilities	532,118	423,329
Commitments and contingencies
Equity:
Stockholders’ equity:
Class A Common stock	6	5
Class B Common stock	1	1
Additional paid-in capital	620,210	604,089
Retained earnings	152,306	94,426
Statutory surplus reserve	16,881	16,881
Accumulated other comprehensive loss	(60,354)	(40,546)
Total ACM Research, Inc. stockholders’ equity	729,050	674,856
Non-controlling interests	149,080	137,315
Total equity	878,130	812,171
Total liabilities and equity	$1,410,248	$1,235,500

ACM RESEARCH, INC.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
	( In thousands, except share and per share data)		( In thousands, except share and per share data)
Revenue	$168,569	$133,709	$387,402	$280,290
Cost of revenue	80,055	67,742	190,263	150,480
Gross profit	88,514	65,967	197,139	129,810
Operating expenses:
Sales and marketing	16,803	13,133	37,579	27,494
Research and development	26,151	15,678	60,244	44,391
General and administrative	12,387	5,520	26,851	15,560
Total operating expenses	55,341	34,331	124,674	87,445
Income from operations	33,173	31,636	72,465	42,365
Interest income	2,152	2,016	6,283	5,965
Interest expense	(640)	(419)	(1,984)	(986)
Realized gain from sale of short-term investments	656	1,136	8,569	1,136
Unrealized loss on short-term investments	(1,319)	(5,281)	(4,428)	(9,562)
Other income (expense), net	(2,150)	7,207	156	9,949
Income (loss) from equity method investments	(160)	1,251	3,728	1,652
Income before income taxes	31,712	37,546	84,789	50,519
Income tax expense	(718)	(10,470)	(11,235)	(14,138)
Net income	30,994	27,076	73,554	36,381
Less: Net income attributable to non-controlling interests	5,315	6,072	13,905	8,927
Net income attributable to ACM Research, Inc.	$25,679	$21,004	$59,649	$27,454
Less: Dilutive effect arising from stock-based awards by ACM Shanghai	461	321	1,338	465
Net income available to common stockholders, diluted	$25,218	$20,683	$58,311	$26,989
Comprehensive income (loss):
Net income	30,994	27,076	73,554	36,381
Foreign currency translation adjustment, net of tax	4,015	(42,416)	(21,831)	(80,334)
Comprehensive Income (loss)	35,009	(15,340)	51,723	(43,953)
Less: Comprehensive income (loss) attributable to non-controlling interests	7,768	(1,057)	11,882	(4,378)
Comprehensive income (loss) attributable to ACM Research, Inc.	$27,241	$(14,283)	$39,841	$(39,575)

Net income attributable to ACM Research, Inc. per common share:
Basic	$0.43	$0.35	$0.99	$0.46
Diluted	$0.39	$0.32	$0.90	$0.41

Weighted average common shares outstanding used in computing per share amounts:
Basic	60,219,218	59,360,790	59,953,144	59,123,895
Diluted	65,450,941	65,612,665	64,834,051	65,629,273

ACM RESEARCH, INC.

Total Revenue by Product Category, by Equipment Type and by Region

`	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	($ in thousands)
Single wafer cleaning, Tahoe and semi-critical cleaning equipment	$132,417	$99,720	$281,559	$198,336
ECP (front-end and packaging), furnace and other technologies	25,508	24,521	71,223	57,269
Advanced packaging (excluding ECP), services & spares	10,644	9,468	34,620	24,685
Total Revenue By Product Category	$168,569	$133,709	$387,402	$280,290

	2023	2022	2023	2022
Mainland China	$168,302	$131,180	$375,528	$273,585
Other Regions	267	2,529	11,874	6,705
Total Revenue By Region	$168,569	$133,709	$387,402	$280,290

ACM RESEARCH, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

As described under “Use of Non-GAAP Financial Measures” above, ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share as supplemental measures to GAAP financial measures, each of which excludes stock-based compensation (SBC) from the equivalent GAAP financial line items. In addition, non-GAAP net income attributable to ACM Research, Inc., and basic and diluted earnings per share exclude unrealized gain on short-term investments. The following tables reconcile gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share to the related non-GAAP financial measures:

	Three Months Ended September 30,
	2023				2022
	Actual	SBC	Other non- operating adjustments	Adjusted	Actual	SBC	Other non- operating adjustments	Adjusted
	(GAAP)			(Non-GAAP)	(GAAP)			(Non-GAAP)
	(In thousands)

Revenue	$168,569	$-	$-	$168,569	$133,709	$-	$-	$133,709
Cost of revenue	(80,055)	(588)	-	(79,467)	(67,742)	(130)	-	(67,612)
Gross profit	88,514	(588)	-	89,102	65,967	(130)	-	66,097
Gross margin	52.5%	0.3%	-	52.9%	49.3%	0.1%	-	49.4%
Operating expenses:
Sales and marketing	(16,803)	(2,543)	-	(14,260)	(13,133)	(349)	-	(12,784)
Research and development	(26,151)	(3,421)	-	(22,730)	(15,678)	(666)	-	(15,012)
General and administrative	(12,387)	(4,029)	-	(8,358)	(5,520)	(748)	-	(4,772)
Total operating expenses	(55,341)	(9,993)	-	(45,348)	(34,331)	(1,763)	-	(32,568)
Income (loss) from operations	$33,173	$(10,581)	$-	$43,754	$31,636	$(1,893)	$-	$33,529
Unrealized loss on short-term investments	(1,319)	-	(1,319)	-	(5,281)	-	(5,281)	-
Net income (loss) attributable to ACM Research, Inc.	$25,679	$(10,581)	$(1,319)	$37,579	$21,004	$(1,893)	$(5,281)	$28,178
Basic EPS	$0.43			$0.62	$0.35			$0.47
Diluted EPS	$0.39			$0.57	$0.32			$0.42

	Nine Months Ended September 30,
	2023				2022
	Actual	SBC	Other non- operating adjustments	Adjusted	Actual	SBC	Other non- operating adjustments	Adjusted
	(GAAP)			(Non-GAAP)	(GAAP)			(Non-GAAP)
	(In thousands)

Revenue	$387,402	$-	$-	$387,402	$280,290	$-	$-	$280,290
Cost of revenue	(190,263)	(838)	-	(189,425)	(150,480)	(383)	-	(150,097)
Gross profit	197,139	(838)	-	197,977	129,810	(383)	-	130,193
Gross margin	50.9%	0.2%	-	51.1%	46.3%	0.1%	-	46.4%
Operating expenses:
Sales and marketing	(37,579)	(3,405)	-	(34,174)	(27,494)	(1,277)	-	(26,217)
Research and development	(60,244)	(4,831)	-	(55,413)	(44,391)	(1,733)	-	(42,658)
General and administrative	(26,851)	(5,592)	-	(21,259)	(15,560)	(1,843)	-	(13,717)
Total operating expenses	(124,674)	(13,828)	-	(110,846)	(87,445)	(4,853)	-	(82,592)
Income from operations	$72,465	$(14,666)	$-	$87,131	$42,365	$(5,236)	$-	$47,601
Unrealized loss on short-term investments	(4,428)	-	(4,428)	-	(9,562)	-	(9,562)	-
Net income (loss) attributable to ACM Research, Inc.	$59,649	$(14,666)	$(4,428)	$78,743	$27,454	$(5,236)	$(9,562)	$42,252
Basic EPS	$0.99			$1.31	$0.46			$0.71
Diluted EPS	$0.90			$1.19	$0.41			$0.64